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                                                                    Exhibit 15

August 12, 1999

Securities and Exchange Commission
450 Fifth Street
N.W. Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 12, 1999 on our review of interim financial information of Varian Medical Systems, Inc. for the three and nine month periods ended July 2, 1999 and included in the Company's quarterly report on Form 10-Q for the periods then ended is incorporated by reference in its Registration Statements on Form S-8 (No. 333-75531).

Yours very truly,



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP